Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date July 19, 2010

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces an Increase in Second Quarter Earnings

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and six month periods ended June 30, 2010.

SUMMARY:
•	Horizon’s second quarter 2010 net income was $2.5 million or $0.65 diluted earnings per share, a 40.4% increase in net income from the previous quarter.
•	Horizon’s net income for the six months ended June 30, 2010, was $4.3 million or $1.09 diluted earnings per share.
•	The purchase and assumption of American Trust & Savings Bank in Whiting, Indiana closed on May 28, 2010 adding $107.8 million in purchased assets and $110.3 million of assumed liabilities.
•	The expensed acquisition costs for American Trust & Savings Bank were $555,000 during the second quarter of 2010 and were $664,000 for the first six months of 2010.
•	The net interest margin increased during the second quarter as excess cash held during the first quarter was deployed into higher yielding assets along with a reduction in the overall cost of funds.
•	The activity in mortgage warehouse lending increased the average loan balance during the quarter, increasing interest income.
•	Horizon continued to experience steady residential mortgage loan activity during the second quarter providing $1.7 million of income from the gain on sale of mortgage loans.
•	Horizon continues to build its loan and lease loss reserve.
•	Horizon’s quarterly provision for loan losses decreased by approximately $233,000 from the allowance for the first quarter of 2010.
•
The ratio of allowance for loan losses to total loans decreased to 1.77% from 1.99% at March 31, 2010 due to the increase in total loans from mortgage warehousing and the acquisition of loans at fair market value from American Trust & Savings Bank.

•	Horizon’s net loans charged off declined during the second quarter to $2.6 million compared to $3.1 million during the first quarter of 2010.
•	Horizon’s balance of Other Real Estate Owned and repossessed assets increased approximately $677,000, to $2.9 million, during the second quarter.
•
Horizon’s non-performing loans increased approximately $4.8 million from March 31, 2010 to June 30, 2010, primarily due to a $4.6 million loan secured by a hotel being placed on non-accrual during the quarter.

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Pg. 2 cont. Horizon Bancorp Announces an Increase for Second Quarter

•
Horizon’s non-performing loans to total loans ratio as of June 30, 2010 was 2.26%, which compares favorably to National and State of Indiana peer averages1 of 2.83% and 4.82%, respectively, as of March 31, 2010, the most recent data available.

•	Horizon’s capital ratios continue to be above the regulatory standards for well-capitalized banks.

Craig M. Dwight, Chief Executive Officer of Horizon Bancorp stated, “The second quarter was extremely busy and rewarding for the Horizon team as we successfully closed on the American Trust & Savings Bank purchase and assumption and completed the related data processing conversion.  In addition, the improvement in earnings speaks well of our competent team of dedicated and seasoned bankers given these tough economic times.”

Performance Highlights:

Net income for the second quarter of 2010 was $2.5 million or $.65 diluted earnings per share.  This compares to $2.1 million or $.52 diluted earnings per share for the same quarter of the prior year.  Net income for the six months ended June 30, 2010 was $4.3 million or $1.09 diluted earnings per share.  This compares to $4.7 million or $1.22 diluted earnings per share for the same period of the prior year.

Diluted earnings per share for both the June 30, 2010 and June 30, 2009 three and six month periods ending were reduced by $.11 per share and $.21 per share, respectively, due to the preferred stock dividends and the accretion of the discount on the preferred stock.

Net interest income decreased $758,000 for the first six months of 2010 compared to the same prior year period.  This was primarily due to lower interest income from a lower balance of interest earning assets partially offset by a decrease in the cost of funds.  The net interest margin remained stable at 3.66% for the six months ending June 30, 2010 compared to 3.65% in the prior year for the same period.  However, the net interest margin increased to 3.78% for the three month period ending June 30, 2010 from a net interest margin of 3.55% for the three month period ending March 31, 2010 and from 3.51% for the three month period ending June 30, 2009.  The increase in the net interest margin during the second quarter of 2010 compared to the first quarter of 2010 was primarily due to the deployment of cash and cash equivalents that management was maintaining during the first quarter of 2010 into higher yielding assets.  Cash and cash equivalents were back to more historical levels by June 30, 2010.  The increase in the net interest margin during the second quarter of 2010 compared to the same period in 2009 was again due to management maintaining a higher cash and cash equivalent balance at lower yields during the second quarter of 2009 along with the cost of interest bearing liabilities decreasing at a greater pace than the decrease in the yield on interest earning assets.

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1
National peer group: Consists of all insured commercial banks having assets between $1 Billion and $10 Billion as reported by the Uniform Bank Performance Report as of March 31, 2010.  Indiana peer group: Consists of 18 publicly traded banks all headquartered in the State of Indiana as reported by the Uniform Bank Performance Reports as of March 31, 2010.

Pg. 3 cont. Horizon Bancorp Announces an Increase for Second Quarter

The provision for loan losses was $3.0 million for the three months ending June 30, 2010, which was approximately $290,000 less than the provision for the same period of the prior year.  The 2010 second quarter’s provision was less than the $3.2 million for the first quarter of 2010 and less than the $3.4 million and $3.7 million in provision for the third and fourth quarters of 2009, respectively.  Consumer and commercial loan charge-offs continue to require quarterly provisions for loan losses as well as the required provision for anticipated losses from non-performing loans.

Non-performing loans totaled on $21.2 million on June 30, 2010, up from $16.4 million on March 31, 2010, and $13.5 million on June 30, 2009.  As a percentage of total loans, non-performing loans were 2.26% on June 30, 2010, up from 2.02% on March 31, 2010 and 1.49% on June 30, 2009.  Horizon’s non-performing loan statistics compare favorably to National and State of Indiana peer averages2 of 2.83% and 4.82%, respectively, as of March 31, 2010, the most recent data available.

The increase of non-performing loans over the prior quarter end was due to an increase in commercial (including commercial real estate) non-performing loans and a reclassification of modified loans resulting in more loans classified as troubled debt restructures (“TDR’s”). Non-performing commercial loans totaled $9.8 million on June 30, 2010, up from $7.0 million on March 31, 2010, and $8.0 million on June 30, 2009.  The increase during the quarter was primarily due to a $4.6 million loan secured by a hotel that was placed on non-accrual.  This loan is current and making interest only payments which are being applied to the principal balance and the real estate collateral is for sale.  Additionally, four other loans totaling $572,000 were placed on non-accrual during the quarter.  These additions to commercial non-accrual loans were offset by four loans totaling $1.0 million being paid off, six loans totaling $952,000 being fully or partially charged-off, one loan totaling $111,000 placed back on accrual, and one loan totaling $37,000 moved to Other Real Estate Owned (“OREO”).

TDR’s increased from $1.2 million on March 31, 2010 to $3.4 million on June 30, 2010.  Of these, $3.2 million were mortgage loans and $204,000 were consumer loans.  The increase was primarily due to seven modified loans reported as TDR’s at December 31, 2009 that were moved to performing status as of March 31, 2010.  During the second quarter regulatory guidance recommended that all TDR’s with modified terms, even when performing, should continue to be reported as TDR’s, and as a result, $2.2 million of performing TDR’s were returned to TDR status as of June 30, 2010.  Three mortgage loans totaling $494,000 were added to TDR status during the quarter and $420,000 were removed by either a sale of the property or because they were moved to OREO.

Non-accrual loans totaled $17.7 million on June 30, 2010, up from $14.9 million on March 31, 2010, and $10.7 million on June 30, 2009. On June 30, 2010, nonaccrual loans to hotel owners totaled $4.6 million, to restaurant operators totaled $1.7 million, and to home builders and land developers totaled $1.7 million.  Mortgage loans on non-accrual totaled $4.6 million on June 30, 2010, down from $4.9 million on March 31, 2010, but up from $3.8 million on June 30, 2009.  Consumer loans on non-accrual increased to $3.2 million on June 30, 2010, up from $2.9 million on March 31, 2010, and $1.2 million on June 30, 2009.

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2
National peer group: Consists of all insured commercial banks having assets between $1 Billion and $10 Billion as reported by the Uniform Bank Performance Report as of March 31, 2010.  Indiana peer group: Consists of 18 publicly traded banks all headquartered in the State of Indiana as reported by the Uniform Bank Performance Reports as of March 31, 2010.

Pg. 4 cont. Horizon Bancorp Announces an Increase for Second Quarter

The increase in the Company’s non-performing loans over the past year can be attributed to the continued slow economy and continued high local unemployment causing lower business revenues and increased consumer bankruptcies.

Loans 90 days delinquent but still on accrual totaled $77,000 on June 30, 2010, down from $345,000 on March 31, 2010, and $562,000 on June 30, 2009.  Horizon’s policy is to place loans over 90 days delinquent on non-accrual unless they are in the process of collection and a full recovery is expected.

OREO and repossessed assets totaled $2.9 million on June 30, 2010, up from $2.2 million on March 31, 2010, and $2.3 million on June 30, 2009. During the quarter, nine properties with a book value of $696,000 on March 31, 2010 were sold. Another nine properties with a book value of $1.4 million on June 30, 2010 were transferred into OREO.  One of the properties carried as OREO as of June 30, 2010, a residential lot with a book value of $650,000, is under contract to sell for $950,000. On June 30, 2010, OREO was comprised of 40 properties. Of these, 36 totaling $2.5 million were residential and four totaling $473,000 were commercial. Repossessed assets totaled $70,000 on June 30, 2010, down from $101,000 on March 31, 2010.  These were all vehicles.

No mortgage warehouse loans were non-performing as of June 30, 2010, March 31, 2010, or June 30, 2009.

The residential mortgage loan activity continued to be steady through the second quarter of 2010 with $1.7 million of income from the gain on sale of mortgage loans, up $3,000 from the same period in 2009 and up from $1.4 million in the first quarter of 2010.  For the six month period ending June 30, 2010, gain on sale of mortgage loans was down $528,000 compared to the same six month period in 2009.

Total other expenses were $256,000 higher in the second quarter of 2010 compared to the second quarter of 2009 and $413,000 higher when comparing the six month periods ending June 30, 2010 and 2009.  Approximately $555,000 of expense was recognized during the second quarter of 2010 related to the purchase and assumption of American Trust & Savings Bank and $664,000 was recognized over the first six months of 2010.

Other items
•	The expected return on the purchase and assumption of American Trust & Savings Bank is estimated to be between $.27 and $.33 in diluted earnings per share on an annual basis.
•	Horizon is relocating its South Bend office in the third quarter of 2010 and should lower related occupancy expense by approximately $95,000 per year.
•
Horizon will be closing two branches in the third quarter of 2010.  One branch was acquired from American Trust & Savings Bank and is located within three miles of an existing Horizon Bank branch.  The second branch is located in Harbert, Michigan which has not experienced core deposit growth for several years.

•	Horizon opened a new loan and deposit production office in Portage, Michigan on July 2, 2010.

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Pg. 5 cont. Horizon Bancorp Announces an Increase for Second Quarter

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2010	2010	2009	2009	2009
Balance sheet:
Total assets	$1,464,415	$1,301,660	$1,387,020	$1,321,224	$1,343,296
Investment securities	410,284	368,752	344,789	333,031	331,941
Commercial loans	326,401	310,664	314,517	312,573	313,857
Mortgage warehouse loans	156,915	96,327	166,698	145,270	163,083
Residential mortgage loans	168,238	135,475	133,892	142,568	146,096
Installment loans	271,241	266,954	271,210	275,299	272,394
Earning assets	1,360,488	1,200,043	1,249,998	1,228,085	1,250,389
Non-interest bearing deposit accounts	99,291	91,482	84,357	87,725	83,940
Interest bearing transaction accounts	529,612	423,315	540,647	375,548	388,954
Time deposits	394,092	358,725	326,704	394,724	375,256
Borrowings	282,137	273,235	284,016	311,884	349,499
Subordinated debentures	31,446	27,837	27,837	27,837	27,837
Common stockholders' equity	92,127	91,371	90,299	89,566	82,965
Total stockholders’ equity	116,512	115,716	114,605	113,833	107,194

Income statement:	Three months ended
Net interest income	$11,368	$10,553	$11,371	$10,719	$11,263
Provision for loan losses	3,000	3,233	3,700	3,416	3,290
Other income	4,923	4,374	4,304	4,542	4,516
Other expenses	10,184	9,554	9,558	8,929	9,928
Income tax expense	592	349	333	559	497
Net income	2,515	1,791	2,084	2,357	2,064
Preferred stock dividend	(352)	(352)	(351)	(351)	(350)
Net income available to common shareholders	2,163	1,439	1,733	2,006	1,714

Per share data:
Basic earnings per share	$0.66	$0.44	$0.53	$0.62	$0.53
Diluted earnings per share	0.65	0.44	0.53	0.61	0.52
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.17
Book value per common share	28.10	27.88	27.67	27.46	25.85
Tangible book value per common share	25.39	25.70	25.45	25.22	23.55
Market value - high	$22.81	$19.50	$17.25	$17.50	$19.45
Market value - low	$19.48	$16.44	$14.31	$15.00	$11.00
Basic common shares outstanding	3,278,392	3,270,217	3,262,927	3,245,505	3,209,482
Diluted common shares outstanding	3,333,768	3,293,192	3,275,588	3,273,742	3,270,178

Key ratios:
Return on average assets	0.75%	0.54%	0.62%	0.72%	0.59%
Return on average common stockholders' equity	9.33	6.34	7.56	9.12	8.01
Net interest margin	3.78	3.55	3.76	3.64	3.51
Loan loss reserve to total loans	1.77	1.97	1.80	1.58	1.40
Non-performing loans to loans	2.26	2.00	1.92	1.87	1.49
Average equity to average assets	8.67	8.73	8.61	8.53	7.80
Bank only capital ratios:
Tier 1 capital to average assets	8.92	8.83	8.64	8.79	8.22
Tier 1 capital to risk weighted assets	11.78	12.96	11.85	12.04	11.93
Total capital to risk weighted assets	13.02	14.22	13.10	13.29	13.19

Loan data:
30 to 89 days delinquent	$8,637	$10,926	$9,686	$11,641	$15,369

90 days and greater delinquent - accruing interest	77	345	1,758	856	562
Trouble debt restructures - accruing interest	3,414	1,183	3,472	2,783	2,172
Non-accrual loans	17,682	14,862	11,915	12,834	10,743
Total non-performing loans	21,173	16,390	17,145	16,473	13,477

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	June 30
	2010	2009
Balance sheet:
Total assets	$1,464,415	$1,343,296
Investment securities	410,284	331,941
Commercial loans	326,401	313,857
Mortgage warehouse loans	156,915	163,083
Residential mortgage loans	168,238	146,096
Installment loans	271,241	272,394
Earning assets	1,360,488	1,250,389
Non-interest bearing deposit accounts	99,291	83,940
Interest bearing transaction accounts	529,612	388,954
Time deposits	394,092	375,256
Borrowings	282,137	349,499
Subordinated debentures	31,446	27,837
Common stockholders' equity	92,127	82,965
Total stockholders’ equity	116,512	107,194

Income statement:	Six months ended
Net interest income	$21,921	$22,679
Provision for loan losses	6,233	6,487
Other income	9,297	9,010
Other expenses	19,738	19,325
Income tax expense	941	1,178
Net income	4,306	4,699
Preferred stock dividend	(704)	(700)
Net income available to common shareholders	3,602	3,999

Per share data:
Basic earnings per share	$1.10	$1.25
Diluted earnings per share	1.09	1.22
Cash dividends declared per common share	0.34	0.34
Book value per common share	28.14	25.85
Tangible book value per common share	25.42	23.55
Market value - high	$22.81	$19.45
Market value - low	$16.44	$10.50
Basic common shares outstanding	3,274,327	3,209,482
Diluted common shares outstanding	3,316,671	3,267,314

Key ratios:
Return on average assets	0.65%	0.69%
Return on average common stockholders' equity	7.86	9.66
Net interest margin	3.66	3.65
Loan loss reserve to total loans	1.77	1.40
Non-performing loans to loans	2.26	1.49
Average equity to average assets	8.69	7.81
Bank only capital ratios:
Tier 1 capital to average assets	8.92	8.15
Tier 1 capital to risk weighted assets	11.78	11.88
Total capital to risk weighted assets	13.02	13.13

Loan data:
30 to 89 days delinquent	$8,637	$15,369

90 days and greater delinquent - accruing interest	77	562
Trouble debt restructures - accruing interest	3,414	2,172
Non-accrual loans	17,682	10,743
Total non-performing loans	21,173	13,477

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2010	2010	2009	2009	2009
Commercial	$6,204	$6,010	$5,766	$4,699	$3,076
Real estate	1,536	1,444	1,933	1,599	1,511
Mortgage warehousing	1,362	1,390	1,455	1,480	1,453
Installment	7,441	7,276	6,861	6,146	6,609
Unallocated	-	-	-	-	-
Total	$16,543	$16,120	$16,015	$13,924	$12,649

Net Charge-offs
(Dollars in Thousands, Unaudited)

	Three months ended
	June 30	March 31	December 31	September 30	June 30
	2010	2010	2009	2009	2009
Commercial	$884	$1,832	$527	$530	$262
Real estate	288	309	146	22	214
Mortgage warehousing	-	-	-	-	-
Installment	1,406	986	936	1,589	1,754
Total	$2,578	$3,127	$1,609	$2,141	$2,230

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2010	2010	2009	2009	2009
Commercial	$9,805	$7,024	$9,229	$9,235	$7,959
Real estate	7,855	6,217	4,819	4,926	3,764
Mortgage warehousing	-	-	-	-	-
Installment	3,513	3,149	3,097	2,312	1,754
Total	$21,173	$16,390	$17,145	$16,473	$13,477

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2010	2010	2009	2009	2009
Commercial	$623	$494	$-	$-	$-
Real estate	2,160	1,581	1,730	1,671	2,212
Mortgage warehousing	-	-	-	-	-
Installment	70	101	23	142	115
Total	$2,853	$2,176	$1,753	$1,813	$2,327

HORIZON BANCORP

Loan Portfolio Detail

		Non-	Percent	Specific	Percent of
	Loan	Performing	of	Reserves on Non -	Non-performing
June 30, 2010 (Unaudited)	Balance	Loans	Loans	Performing Loans	Loans

Owner occupied real estate	$144,406	$2,354	1.63%	$75	3.19%
Non owner occupied real estate	114,227	5,640	4.94%	791	14.02%
Residential development	13,267	803	6.05%	125	15.57%
Commercial and industrial	54,501	1,017	1.87%	500	49.16%
Total commercial	326,401	9,814	3.01%	1,491	15.19%

Residential mortgage (includes HFS)	173,428	7,792	4.49%	320	4.11%
Residential construction	7,694	62	0.81%	-	0.00%
Mortgage warehouse	156,915	-	0.00%	-	0.00%
Total mortgage	338,037	7,854	2.32%	320	4.07%

Direct installment	25,668	202	0.79%	579	286.63%
Indirect installment	129,646	1,184	0.91%	22	1.86%
Home equity	115,927	2,119	1.83%	260	12.27%
Total installment	271,241	3,505	1.29%	861	24.56%

Total loans	935,679	21,173	2.26%	2,672	12.62%
Allowance for loan losses	(16,543)
Net loans	$919,136	$21,173		$2,672

		Non-	Percent	Specific	Percent of
	Loan	Performing	of	Reserves on Non -	Non-performing
December 31, 2009	Balance	Loans	Loans	Performing Loans	Loans

Owner occupied real estate	$138,999	$3,152	2.27%	$700	22.21%
Non owner occupied real estate	100,502	1,677	1.67%	125	7.45%
Residential development	16,101	2,343	14.55%	125	5.34%
Commercial and industrial	58,915	2,057	3.49%	725	35.25%
Total commercial	314,517	9,229	2.93%	1,675	18.15%

Residential mortgage (includes HFS)	132,172	4,638	3.51%	441	9.51%
Residential construction	7,423	181	2.43%	71	39.29%
Mortgage warehouse	166,698	-	0.00%	-	0.00%
Total mortgage	306,293	4,819	1.57%	512	10.62%

Direct installment	24,908	387	1.55%	-	0.00%
Indirect installment	136,600	1,089	0.80%	95	8.72%
Home equity	109,702	1,621	1.48%	1,188	73.29%
Total installment	271,210	3,097	1.14%	1,283	41.43%

Total loans	892,020	17,145	1.92%	3,470	20.24%
Allowance for loan losses	(16,015)
Net loans	$876,005	$17,145		$3,470

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$10,968	$4	0.15%	$11,247	$7	0.25%
Interest-earning deposits	6,988	4	0.23%	61,369	39	0.25%
Investment securities - taxable	283,883	2,509	3.54%	247,847	2,765	4.47%
Investment securities - non-taxable (1)	110,940	1,078	5.73%	91,812	947	5.52%
Loans receivable (2)	849,296	13,212	6.25%	921,903	15,091	6.57%
Total interest-earning assets (1)	1,262,075	16,807	5.51%	1,334,178	18,849	5.70%

Noninterest-earning assets
Cash and due from banks	14,904			15,634
Allowance for loan losses	(16,723)			(11,316)
Other assets	92,376			72,835

	$1,352,632			$1,411,331

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$840,647	$2,706	1.29%	$851,522	$3,993	1.88%
Borrowings	264,964	2,338	3.54%	329,891	3,222	3.92%
Subordinated debentures	30,181	395	5.25%	27,837	371	5.35%
Total interest-bearing liabilities	1,135,792	5,439	1.92%	1,209,250	7,586	2.52%

Noninterest-bearing liabilities
Demand deposits	90,301			82,914
Accrued interest payable and other liabilities	9,216			9,137
Shareholders' equity	117,323			110,030

	$1,352,632			$1,411,331

Net interest income/spread		$11,368	3.59%		$11,263	3.18%

Net interest income as a percent of average interest earning assets (1)			3.78%			3.51%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$39,431	$13	0.07%	$7,509	$9	0.24%
Interest-earning deposits	5,928	38	1.29%	34,453	44	0.26%
Investment securities - taxable	268,949	4,912	3.68%	246,591	5,607	4.59%
Investment securities - non-taxable (1)	111,604	2,159	5.42%	90,573	1,867	5.54%
Loans receivable (2)	830,429	25,817	6.28%	919,758	29,996	6.58%
Total interest-earning assets (1)	1,256,341	32,939	5.43%	1,298,884	37,523	5.86%

Noninterest-earning assets
Cash and due from banks	14,381			15,216
Allowance for loan losses	(16,365)			(11,356)
Other assets	88,667			76,229

	$1,343,024			$1,378,973

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$834,775	$5,469	1.32%	$818,341	$7,989	1.97%
Borrowings	267,145	4,781	3.61%	334,628	6,114	3.68%
Subordinated debentures	29,015	768	5.34%	27,837	741	5.37%
Total interest-bearing liabilities	1,130,935	11,018	1.96%	1,180,806	14,844	2.54%

Noninterest-bearing liabilities
Demand deposits	86,501			81,358
Accrued interest payable and other liabilities	8,822			9,146
Shareholders' equity	116,766			107,663

	$1,343,024			$1,378,973

Net interest income/spread		$21,921	3.46%		$22,679	3.32%

Net interest income as a percent of average interest earning assets (1)			3.66%			3.65%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2010	2009
	(Unaudited)
Assets
Cash and due from banks	$25,216	$68,702
Investment securities, available for sale	396,527	333,132
Investment securities, held to maturity	13,757	11,657
Loans held for sale	12,884	5,703
Loans, net of allowance for loan losses of $16,543 and $16,015	906,252	870,302
Premises and equipment	34,458	30,534
Federal Reserve and Federal Home Loan Bank stock	14,525	13,189
Goodwill	5,910	5,787
Other intangible assets	2,970	1,447
Interest receivable	6,583	5,986
Cash value life insurance	26,778	23,139
Other assets	18,555	17,442
Total assets	$1,464,415	$1,387,020

Liabilities
Deposits
Non-interest bearing	$99,291	$84,357
Interest bearing	923,704	867,351
Total deposits	1,022,995	951,708
Borrowings	282,137	284,016
Subordinated debentures	31,446	27,837
Interest payable	1,015	1,135
Other liabilities	10,310	7,719
Total liabilities	1,347,903	1,272,415

Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, no par value, $1,000 liquidation value
Authorized, 1,000,000 shares
Issued 25,000 shares	24,385	24,306
Common stock, $.2222 stated value
Authorized, 22,500,000 shares
Issued, 3,300,087 and 3,273,881 shares	1,122	1,119
Additional paid-in capital	10,253	10,030
Retained earnings	75,916	73,431
Accumulated other comprehensive income	4,836	5,719
Total stockholders’ equity	116,512	114,605
Total liabilities and stockholders’ equity	$1,464,415	$1,387,020

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$13,212	$15,091	$25,817	$29,996
Investment securities
Taxable	2,517	2,811	4,963	5,660
Tax exempt	1,078	947	2,159	1,867
Total interest income	16,807	18,849	32,939	37,523
Interest Expense
Deposits	2,706	3,993	5,469	7,989
Borrowed funds	2,338	3,222	4,781	6,114
Subordinated debentures	395	371	768	741
Total interest expense	5,439	7,586	11,018	14,844
Net Interest Income	11,368	11,263	21,921	22,679
Provision for loan losses	3,000	3,290	6,233	6,487
Net Interest Income after Provision for Loan Losses	8,368	7,973	15,688	16,192
Other Income
Service charges on deposit accounts	964	974	1,829	1,908
Wire transfer fees	185	261	325	508
Interchange fees	560	456	1,014	844
Fiduciary activities	1,007	824	2,002	1,741
Gain (loss) on sale of securities	131	-	131	-
Gain on sale of mortgage loans	1,674	1,671	3,056	3,584
Mortgage servicing net of impairment	(97)	(32)	(32)	(166)
Increase in cash surrender value of bank owned life insurance	197	185	353	341
Other income	302	177	619	250
Total other income	4,923	4,516	9,297	9,010
Other Expenses
Salaries and employee benefits	5,190	4,894	9,988	9,725
Net occupancy expenses	979	899	2,041	1,931
Data processing	570	396	972	775
Professional fees	530	310	1,001	705
Outside services and consultants	424	351	789	677
Loan expense	771	644	1,521	1,210
FDIC insurance expense	408	1,059	796	1,351
Other losses	10	82	37	467
Other expenses	1,302	1,293	2,593	2,484
Total other expenses	10,184	9,928	19,738	19,325
Income Before Income Tax	3,107	2,561	5,247	5,877
Income tax expense	592	497	941	1,178
Net Income	2,515	2,064	4,306	4,699
Preferred stock dividend and discount accretion	(352)	(350)	(704)	(700)
Net Income Available to Common Shareholders	$2,163	$1,714	$3,602	$3,999
Basic Earnings Per Share	$0.66	$0.53	$1.10	$1.25
Diluted Earnings Per Share	$0.65	$0.52	1.09	$1.22